UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2011 (May 23, 2011)

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	001-34378	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation or organization)

445 Park Avenue, 10th Floor, New York, New York 10022
(Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐      Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.   Other Events.

On September 22, 2010, the Company filed an 8-K and issued a press release announcing that on September 15, 2010, the Company engaged Ernst & Young (China) Advisory Ltd. (“Ernst &Young”) to assist the Company to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

More specifically, the Company engaged Ernst &Young to help the Company understand its overall controls environment, as well as key financial accounting procedures, to identify any differences between the Company’s internal controls and those required by SEC rules and regulations, and to define areas that needed improvement and the method for implementation of such improvement.

Ernst & Young proceeded in two phases, which took several months.  Its work, performed for the Company and its four subsidiaries, included, among other things, the collection and review of data, policies, regulations and procedural documentation, a variety of testing and re-testing, the development of internal control templates for management, the identification of areas of improvement and the issuance of recommendations.

Ernst & Young has completed both phases of its work and has concluded its engagement.

Based on the results of the E&Y engagement, the Company has developed an improvement plan for implementation in 2011.  The Company believes that the improvement plan substantially improves the quality of its internal controls and is in line with legal and regulatory requirements.  The independent auditor for the Company will perform interim internal control tests in the second quarter of 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: May 23, 2011	By:	/s/Jingfu Li
Jingfu Li
Acting Chief Executive Officer